UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy  Statement  Pursuant to  Section 14(a)  of the

Securities Exchange Act of 1934

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BFC Financial Corporation

(Name of Registrant as Specified In Its Charter)

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BFC Financial Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

June 12, 2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BFC Financial Corporation, which will be held on July 9, 2013 at 10:30 a.m., local time, at the Tower Club, 100 SE 3rd Avenue, 28th Floor, Fort Lauderdale, Florida 33301.

Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

BFC Financial Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on July 9, 2013

Notice is hereby given that the Annual Meeting of Shareholders of BFC Financial Corporation (the “Company”) will be held at the Tower Club, 100 SE 3rd Avenue, 28th Floor, Fort Lauderdale, Florida 33301 on July 9, 2013, commencing at 10:30 a.m., local time, for the following purposes:

1.	To elect ten directors to the Company’s Board of Directors to serve until the Annual Meeting in 2014.

2.

To vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers, as disclosed in the section of the accompanying Proxy Statement entitled “Compensation of Named Executive Officers.”

3.	To vote, on a non-binding advisory basis, on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation.

4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Meeting.

Only shareholders of record at the close of business on May 24, 2013 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely,

Alan B. Levan
Chairman of the Board

Fort Lauderdale, Florida

June 12, 2013

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

BFC Financial Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

PROXY STATEMENT

The Board of Directors of BFC Financial Corporation (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Tower Club, 100 SE 3rd Avenue, 28th Floor, Fort Lauderdale, Florida 33301 on July 9, 2013, at 10:30 a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to shareholders on or about June 12, 2013.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the election of ten directors to the Company’s Board of Directors.  In addition, shareholders will be asked to vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers (as hereinafter defined) and on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation.  Additionally, if any other matters are properly brought before the Annual Meeting, shareholders will be asked to consider and vote upon such matters as well.  Also, management will be available to report on the Company’s performance during the year ended December 31, 2012 and respond to appropriate questions from shareholders.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock and record holders of the Company’s Class B Common Stock as of the close of business on May 24, 2013 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, 75,961,584 shares of Class A Common Stock and 7,307,742 shares of Class B Common Stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

What are the voting rights of the holders of Class A Common Stock and Class B Common Stock?

Holders of Class A Common Stock and holders of Class B Common Stock will vote as one class on each of the election of directors,  the non-binding advisory vote on Named Executive Officer compensation and the non-binding advisory vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation. Additionally, in most cases, holders of Class A Common Stock and holders of Class B Common Stock will vote as one class on any other matters properly brought before the Annual Meeting.    Holders of Class A Common Stock are entitled to one vote per share on each matter, with all holders of Class A Common Stock having in the aggregate 22% of the general voting power. The number of votes represented by each share of Class B Common Stock, which represents in the aggregate 78% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of Class B Common Stock will be entitled to 36.85 votes on each matter.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Class A Common Stock and Class B Common Stock outstanding as of the close of business on the Record Date will constitute a quorum, permitting the conduct of business at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, the Company’s stock transfer agent (“AST”), you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing in the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described on the enclosed proxy card.  You may also vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee has enclosed or provided a voting card for you to use in providing your voting instructions.

Can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting.  However, if you are a “street name” holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares.

Shareholders who wish to attend the Annual Meeting may contact the Company’s Investor Relations department at (954) 940-4994 for directions. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your vote by proxy or by providing your voting instructions to your broker, bank or other nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

With respect to the election of directors, you may vote for all of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 10.

With respect to non-binding advisory vote on the compensation of the Company’s Named Executive Officers, you may vote for, against or abstain from voting on the proposal. The proposal relating to the compensation of the Company’s Named Executive Officers is described in this Proxy Statement on page 25.

With respect to the non-binding advisory vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation, you may vote for the advisory vote to be held every year, every other year or every three years, or you may abstain from voting on the proposal. The proposal relating to the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation is described in this Proxy Statement on page 26.

What are the Board’s voting recommendations?

The Board of Directors recommends that you vote your shares (i) FOR ALL of the director nominees, (ii) FOR the approval of the compensation of the Named Executive Officers and (iii) for future advisory votes on Named Executive Officer compensation to be held EVERY THREE YEARS.

What if I do not specify on my proxy card how I want my shares voted?

If you mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted (i) FOR ALL of the director nominees, (ii) FOR the approval of the compensation of the Named Executive Officers and (iii) for future advisory votes on Named Executive Officer compensation to be held EVERY THREE YEARS..  Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card will vote the proxies in accordance with their best judgment on those matters.

Can I change my vote?

Yes.  You can change your vote at any time before your proxy is voted at the Annual Meeting.  If you are the record owner of your shares, you can do this in one of three ways.  First, you can send a written notice to the Company’s Secretary stating that you would like to revoke your proxy.  Second, you can submit a new valid proxy bearing a later date or transmit new voting instructions by telephone or internet. Third, you can attend the Annual Meeting and vote in person.  However, attendance at the Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

With respect to the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required for a director nominee to be elected. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists.

The compensation of the Company’s Named Executive Officers will be approved, on a non-binding advisory basis, if the votes cast for the proposal exceed the votes cast against the proposal.  Abstentions will not have any impact on this proposal, although they will be counted for purposes of determining whether or not a quorum exists.  Provided a quorum exists, failures to vote will also not have any impact on this proposal.  The vote on this proposal is advisory and will not be binding upon the Company, the Board of Directors or the Compensation Committee.

With respect to the non-binding advisory vote on the frequency with which the shareholders believe the Company should hold future advisory votes on Named Executive Officer compensation, the frequency which receives the greatest number of votes will be the frequency selected by the shareholders. Abstentions will not have any impact on this proposal, although they will be counted for purposes of determining whether or not a quorum exists.  Provided a quorum exists, failures to vote will also not have any impact on this proposal.  The vote on this proposal is advisory and will not be binding upon the Company or the Board of Directors.

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

No.  If you hold your shares in street name, your broker, bank or other nominee may only vote your shares in its discretion on “routine matters.”     None of the matters to be considered at the Annual Meeting, as described in this Proxy Statement, are considered to be “routine matters” under applicable rules and regulations.  Accordingly, your broker, bank or other nominee will not have discretion to vote your shares on any proposal presented at the Annual Meeting if you do not provide voting directions with respect to such proposal.

What are broker non-votes?

Broker non-votes occur when a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting but does not have discretion to vote on other matters at the meeting.  Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be broker non-votes on any matter presented or acted upon at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Bylaws and Florida law, the Company’s business and affairs are managed under the direction of the Board of Directors.  Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The Company’s Board of Directors has determined that Darwin Dornbush, Oscar Holzmann, Alan J. Levy, Joel Levy, William Nicholson and Neil Sterling, who together comprise a majority of the Board, are independent.  For purposes of making its independence determinations, the Board of Directors used the definition of “independence” set forth in the listing standards of the New York Stock Exchange (“NYSE”). With respect to Mr. Dornbush and Mr. Alan Levy,  the Board of Directors specifically discussed and considered the following relationships, each of which the Board determined did not constitute a material relationship that would impair the director’s independence:

•

Mr. Dornbush served as a member of the Board of Directors of Benihana Inc. (“Benihana”) from 2009 through January 2012.  The Company had a significant investment in Benihana until August 2012 when Benihana was acquired by Safflower Holdings Corp. (“Safflower”).  In addition, prior to the completion of that transaction, Alan B. Levan, the Company’s Chairman, Chief Executive Officer and President, and John E. Abdo, the Company’s Vice Chairman, served as members of Benihana’s Board of Directors.

•

Mr. Alan Levy serves on the Ambassadors Board of Nova Southeastern University.  Mr. Alan Levan is a Trustee of Nova Southeastern University and the Chairman of its Finance Committee. Mr. Alan Levy also serves as a member of the Broward Workshop with Mr. Alan Levan, Mr. Abdo and Jarett S. Levan, who serves as a director and Executive Vice President of the Company. In addition, Mr. Alan Levy serves on the Boards of Directors of the Fort Lauderdale Museum of Art and Business for the Arts of Broward with Mr. Jarett Levan.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board.  The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees.  The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.bfcfinancial.com, and each is available in print, without charge, to shareholders.

The Board met 22 times during 2012. Each then-serving member of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served during 2012.  In addition, nine of the eleven then-serving members of the Board of Directors attended the Company’s 2012  Annual Meeting of Shareholders, although the Company has no formal policy requiring them to do so.

The Audit Committee

Joel Levy, Chairman, Oscar Holzmann and William Nicholson serve as the members of the Audit Committee. The Board has determined that each of Messrs. Joel Levy, Holzmann and Nicholson is “financially literate” and “independent,” within the meaning of the listing standards of the NYSE and applicable Securities and Exchange Commission (“SEC”) rules and regulations, and that each of Messrs. Joel Levy and Holzmann is qualified as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K promulgated by the SEC.  The Audit Committee met eleven times during 2012 and its members also held various informal conference calls and meetings as a committee.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor.  Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from, and meets with, the Company’s internal audit group, management and independent auditor.  The Audit Committee receives information concerning internal control over financial reporting and any deficiencies in such control and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters.  A report from the Audit Committee is included in this Proxy Statement on page 29.

The Compensation Committee

Neil Sterling, Chairman, D. Keith Cobb and William Nicholson served as the members of the Compensation Committee during 2012.    The Compensation Committee met nine times during 2012.  Mr. Cobb resigned from the Company’s Board of Directors during April 2013, and Darwin Dornbush was appointed to the Compensation Committee on June 3, 2013.   Messrs. Sterling and Nicholson continue to serve on the Compensation Committee.  As of the date of this Proxy Statement, the Board has not made a decision regarding whether it will appoint a new member of the Compensation Committee.

The Board has determined that each member of the Compensation Committee is “independent,” within the meaning of the listing standards of the NYSE,  a “Non-Employee Director,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), and an “outside director,” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).  The Board made the same determinations with respect to Mr. Cobb during 2012.

 The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers.  It reviews and determines the compensation of the Chief Executive Officer and determines, or makes recommendations with respect to, the compensation of the Company’s other executive officers. The Compensation Committee also administers the Company’s equity-based compensation plans.

Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation, as well as the sole authority to approve any such consultant’s fees and retention terms.  During 2012, the Compensation Committee engaged Pearl Meyer & Partners, LLC, a third party compensation consultant, to assist the Compensation Committee with respect to its review and determinations or recommendations of the compensation of the Company’s executive officers and the employment agreements entered into between the Company and its executive officers during November 2012, as well as to assist the Compensation Committee with respect to the development of a “carried interest” compensation plan for the Company’s executive officers. See “Compensation of Named Executive Officers - Employment Agreements” for additional information.  Pearl Meyer & Partners, LLC was also engaged during 2012 by the Compensation Committee of BBX Capital Corporation (“BBX Capital”) for the purposes described above but pertaining to BBX Capital and its executive officers. The Company currently holds shares of BBX Capital’s Class A Common Stock and Class B Common Stock representing approximately 53% of the total outstanding equity of BBX Capital and 75% of the total voting power of BBX Capital.

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to its chief executive officer and other employees (other than its chief financial officer) whose compensation is required to be reported to shareholders under the Exchange Act and the rules and regulations promulgated by the SEC thereunder. However, the statute exempts qualifying “performance-based compensation” from the deduction limit if certain requirements are met. The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock options, performance-based restricted stock awards and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when appropriate to assist the Company in its efforts to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Compensation Committee has approved and may in the future approve compensation arrangements for the Company’s executive officers that are not fully deductible.  The compensation paid for the year ended December 31, 2012 pursuant to the employment agreements between the Company and its executive officers does not constitute “performance-based compensation” exempt from the $1,000,000 deduction limit of Section 162(m).

The Nominating/Corporate Governance Committee

Oscar Holzmann, Chairman, Neil Sterling and Alan J. Levy serve as the members of the Nominating/Corporate Governance Committee.  The Board has determined that each of Messrs. Holzmann, Sterling and Alan Levy is “independent” within the meaning of the listing standards of the NYSE.  The Nominating/Corporate Governance Committee met two times during 2012.The Nominating/Corporate Governance Committee is responsible for: (i) assisting the Board in identifying individuals qualified to become directors; (ii) making recommendations of candidates for directorships; (iii) developing and recommending to the Board a set of corporate governance principles for the Company; (iv) overseeing the evaluation of the Board and management; (v) overseeing the selection, composition and evaluation of Board committees; and (vi) overseeing the management continuity and succession planning process.

The Nominating/Corporate Governance Committee reviews, following the end of the Company’s fiscal year, the composition of the Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating/Corporate Governance Committee thinks it is in the Company’s best interest to nominate a new individual for director, or fill a vacancy on the Board which may exist from time to time, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as follows. Generally, the Nominating/Corporate Governance Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board does not have a formal diversity policy and the Nominating/Corporate Governance Committee does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board prefers a mix of background and experience among its members. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, when assessing potential new directors, seeks individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the Company’s business. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment, and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.

Under the Company’s Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Company’s Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of a director nomination must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders.  For the Company’s 2014 Annual Meeting of Shareholders, the Company must receive shareholder notice of a director nomination (i) between March 11, 2014 and April 10, 2014 or (ii) if the Company’s 2014 Annual Meeting of Shareholders is held more than 30 days before or after July 9, 2014, within ten days after the Company first mails notice of or publicly discloses the date of the meeting.

Investment Committee

In addition to the Audit, Compensation and Nominating/Corporate Governance Committees, the Board has also established an Investment Committee. The Investment Committee assists the Board in supervising and overseeing the management of the Company’s investments in capital assets.  Alan B. Levan, John E. Abdo, Jarett S. Levan and Seth M. Wise currently serve as the members of the Investment Committee.  D. Keith Cobb also served as a member of the Investment Committee until his resignation from the Board during April 2013. The Investment Committee did not hold any formal meetings during 2012.

Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by the Company’s shareholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its shareholders. The Board’s current leadership structure combines the position of Chairman and Chief Executive Officer, and Alan B. Levan has held this dual position since 1978. The Company believes that the combination of these two positions has been an appropriate and suitable structure for the Board’s function and efficiency, as Mr. Levan serves as the direct link between senior management and the Board.  Further, as the founder of the I.R.E. Group (predecessor to the Company) in 1972 and the Chairman, Chief Executive Officer and President of the Company for 35 years, Mr. Levan is in a position to provide critical insight to the Board and feedback to senior management through his long-term relationships and understanding of the Company’s business and prospects.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for assuring that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal audit group regarding the results of its annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies.  The Nominating/Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board the risks that may be material to the Company, including those disclosed in the Company’s reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

During 2012, the Company’s non-management directors met three times in executive sessions of the Board in which management directors and other members of management did not participate.  Neil Sterling was the presiding director for these sessions.  The non-management directors have scheduled regular meetings in March and September of each year and may schedule additional meetings without management present as they determine to be necessary.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company’s Secretary at the Company’s principal executive offices at 400 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.  If the person submitting the letter is a shareholder, the letter should include a statement indicating such.  Depending on the subject matter, the Company will:

•	forward the letter to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or
•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available on the Company’s website at www.bfcfinancial.com. The Company will post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis during the year ended December 31, 2012.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Bylaws currently provide that the Board of Directors shall consist of no less than three or more than fifteen directors, and for each director to serve for a term expiring at the Company’s next annual meeting of shareholders. The specific number of directors is set from time to time by resolution of the Board.  The Board of Directors currently consists of ten directors.

All ten of the Company’s directors have been nominated for re-election at the Annual Meeting to serve for a term expiring at the Company’s 2014 Annual Meeting of Shareholders.  Each of the director nominees was recommended for election by the Nominating/Corporate Governance Committee and has consented to serve for his term. If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, no director nominee or director continuing in office has had any change in principal occupation or employment during the past five years.

Directors Standing for Election

 for Terms Expiring at the Company’s 2014 Annual Meeting of Shareholders

ALAN B. LEVAN	Director since 1978

Alan B. Levan, age 68, formed the I.R.E. Group (predecessor to the Company) in 1972. Since 1978, he has been Chairman, President and Chief Executive Officer of the Company or its predecessors. Since 1994, he has been Chairman of the Board and Chief Executive Officer of BBX Capital, and he served as Chairman of the Board of BankAtlantic, BBX Capital’s former banking subsidiary, from 1987 until July 2012 when BankAtlantic was sold to BB&T Corporation (“BB&T”). Since 2002, Mr. Levan has also served as Chairman of the Board of Bluegreen Corporation (“Bluegreen”), which was a publicly traded company with common stock listed on the NYSE until April 2013 when Woodbridge acquired all of the shares of Bluegreen’s common stock not previously owned by Woodbridge in a cash merger transaction (the “Bluegreen Merger”).    The Company and BBX Capital own 54% and 46%, respectively, of Woodbridge’s outstanding membership interests. Prior to the Bluegreen Merger, the Company, indirectly through Woodbridge, owned approximately 54% of Bluegreen’s outstanding common stock. Mr. Levan also served as a director of Benihana from June 2009 until August 2012, when Benihana was acquired by Safflower, and as Chairman of the Board and Chief Executive Officer of Woodbridge Holdings Corporation from 1985 until September 2009, when it merged with and into Woodbridge Holdings, LLC (the “Woodbridge Merger”).   References to “Woodbridge” herein refer to Woodbridge Holdings Corporation prior to the consummation of the Woodbridge Merger and Woodbridge Holdings, LLC, the surviving company of the Woodbridge Merger, following the consummation of the Woodbridge Merger. The Company’s Board of Directors believes that Mr. Levan is a strong operating executive and that his proven leadership skills enhance the Board and the Company.  The Company’s Board of Directors also believes that Mr. Levan’s management and directorship positions at the Company and its subsidiaries provide the Board with critical insight regarding the business and prospects of the organization. Alan B. Levan is the father of Jarett S. Levan.

JOHN E. ABDO	Director since 1988

John E. Abdo, age 69, has served as Vice Chairman of the Company since 1993 and Vice Chairman of BBX Capital since 1994. He was also Vice Chairman of the Board of BankAtlantic and Chairman of its Executive Committee from April 1987 and October 1985, respectively, until July 2012 when BankAtlantic was sold to BB&T.  Mr. Abdo has also served as Vice Chairman of the Board of Bluegreen since 2002. He served on the Board of Directors of Benihana from 1990, including service as Vice Chairman, until August 2012 when Benihana was acquired by Safflower. Mr. Abdo is also President of Abdo Companies, Inc., a member of the Board of Directors of the Performing Arts Center Authority (“PACA”) and former President and current director and Chairman of the Finance Committee of the Broward Performing Arts Foundation. Mr. Abdo served as Vice Chairman of Woodbridge from 2001 until the consummation of the Woodbridge Merger during September 2009. The Company’s Board of Directors believes that it benefits from Mr. Abdo’s contributions to the Board, many of which are the result of his extensive knowledge of the Florida business community and the business and affairs of the Company and its subsidiaries based on his long history of service. The Board also believes that Mr. Abdo’s real estate background provides additional perspective to the Board.

DARWIN DORNBUSH	Director since 2009

Darwin Dornbush, age 83, was appointed to the Company’s Board of Directors during September 2009 in connection with the consummation of the Woodbridge Merger after previously serving as a director of Woodbridge since 2003. Mr. Dornbush has been a partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP since 1964. He also served as Secretary of Cantel Medical Corp., a healthcare company, until 2010 and as a director of that company until 2009. In addition, Mr. Dornbush served as a member of the Board of Directors of Benihana from 1995 through 2005 and again from 2009 through January 2012. From 1983 until 2008, he served as Secretary of Benihana and its predecessor. The Company’s Board of Directors believes that it benefits from Mr. Dornbush’s experience in legal and business matters gained from his career as a practicing attorney and his previous memberships on public company boards.

OSCAR HOLZMANN	Director since 2002

Oscar Holzmann, age 70, has been an Associate Professor of Accounting at the University of Miami School of Business since 1980. He received his Ph.D. in Business Administration from Pennsylvania State University in 1974. The Company’s Board of Directors believes that Mr. Holzmann’s background gives him a unique perspective and position to contribute to the Board. His accounting and financial knowledge also make him a valuable member of the Company’s Audit Committee.

JARETT S. LEVAN	Director since 2009

Jarett S. Levan, age 39, was appointed to the Company’s Board of Directors during September 2009 in connection with the consummation of the Woodbridge Merger and was appointed to serve as Executive Vice President of the Company during April 2011. He is the President and a director of BBX Capital.  He served as the Chief Executive Officer and President of BankAtlantic until July 2012 when BankAtlantic was sold to BB&T.  Mr. Levan also serves as Chairman of Business for the Arts of Broward and as a director of the Broward Center for the Performing Arts, the Fort Lauderdale Museum of Art, the Museum of Discovery and Science (Fort Lauderdale), the Broward Alliance, the Broward Workshop and the Broward County Cultural Council. The Company’s Board of Directors believes that Mr. Levan’s management and directorship positions at BBX Capital allow him to provide insight to the Board with respect to its business and affairs as well as the financial services industry in general. Jarett S. Levan is the son of Alan B. Levan.

ALAN J. LEVY	Director since 2009

Alan J. Levy, age 73, was appointed to the Company’s Board of Directors during September 2009 in connection with the consummation of the Woodbridge Merger after previously serving as a director of Woodbridge since 2005. Mr. Levy is the founder and, since 1980, has served as the President and Chief Executive Officer of Great American Farms, Inc., an agricultural company involved in the farming, marketing and distribution of a variety of fresh fruits and vegetables. The Company’s Board of Directors believes that Mr. Levy’s leadership skills and business experience gained from his service as the President and Chief Executive Officer of Great American Farms enhances the Board.

JOEL LEVY	Director since 2009

Joel Levy, age 73, was appointed to the Company’s Board of Directors during September 2009 in connection with the consummation of the Woodbridge Merger after previously serving as a director of Woodbridge since 2003. Mr. Levy is currently the Vice Chairman of Adler Group, Inc., a commercial real estate company, and he served as President and Chief Operating Officer of Adler Group from 1984 through 2007. Mr. Levy also serves as President and Chief Executive Officer of JLRE Consulting, Inc. Mr. Levy is a Certified Public Accountant with vast experience in public accounting. The Company’s Board of Directors believes that Mr. Levy’s experience relating to the real estate industry gained from his executive positions at

Adler Group and JLRE Consulting and his previous directorship at Woodbridge provide meaningful insight to the Board and that, based on his finance and accounting background, Mr. Levy makes important contributions to the Company’s Audit Committee.

WILLIAM NICHOLSON	Director since 2009

William Nicholson, age 67, was appointed to the Company’s Board of Directors during September 2009 in connection with the consummation of the Woodbridge Merger after previously serving as a director of Woodbridge since 2003. Since May 2010, Mr. Nicholson has served as a principal of Heritage Capital Group, an investment banking firm. He also served as a principal of Heritage Capital Group from December 2003 through March 2009. In addition, since 2004, Mr. Nicholson has served as President of WRN Financial Corporation. He was also the Managing Director of BSE Management, LLC from March 2009 through April 2010. The Company’s Board of Directors believes that, because of Mr. Nicholson’s extensive knowledge of the capital and financial markets and broad experience working with the investment community, Mr. Nicholson provides important insight to the Board on financial issues.

3

NEIL STERLING
NEIL STERLING	Director since 2003

Neil Sterling, age 61, has been the principal of The Sterling Resources Group, Inc., a business development consulting firm, since 1998. He is also the principal of SRG Technology, LLC, a software development and sales company, and New River Consulting Group, LLC, a business development consulting firm. As a successful business consultant, the Company’s Board of Directors believes that Mr. Sterling brings strategic insight to the Board, both with respect to the Company’s business and investments as well as emerging business models.

3

NEIL STERLING
SETH M. WISE	Director since 2009

Seth M. Wise, age 43, has served as a director and Executive Vice President of the Company since September 2009 when he was appointed to such positions in connection with the consummation of the Woodbridge Merger. Mr. Wise was appointed to serve as Executive Vice President of BBX Capital during August 2012. Since July 2005, Mr. Wise has served as President of Woodbridge after serving as its Executive Vice President since September 2003. At the request of Woodbridge, Mr. Wise served as President of Levitt and Sons, LLC, the former wholly owned homebuilding subsidiary of Woodbridge, prior to its filing for bankruptcy on November 9, 2007. He also previously was Vice President of Abdo Companies, Inc. The Company’s Board of Directors believes that Mr. Wise’s real estate-related experience and background enhance the Board’s knowledge with respect to the real estate industry and that it benefits from the insight he brings with respect to the Company’s, BBX Capital’s and Woodbridge’s operations based on his executive positions at those companies.

The Board of Directors Unanimously Recommends that Shareholders

Vote “For” the Election of Each of the Director Nominees.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals are executive officers of the Company:

Name	Position
Alan B. Levan	Chairman, Chief Executive Officer and President
John E. Abdo	Vice Chairman
Jarett S. Levan	Executive Vice President and Director
Seth M. Wise	Executive Vice President and Director
John K. Grelle	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Chief Risk Officer

All executive officers serve until they resign or are replaced or removed by the Board of Directors.  Biographical information for each of the Company’s executive officers other than Mr. Grelle is set forth in “Proposal No. 1 – Election of Directors” above.

John K. Grelle,  age 69, joined the Company as acting Chief Financial Officer during January 2008 and was appointed Executive Vice President and Chief Financial Officer during May 2008, Chief Risk Officer during September 2011and Chief Accounting Officer during November 2012. Mr. Grelle has also served as Chief Financial Officer of BBX Capital since August 2012. In addition, Mr. Grelle served as Executive Vice President, Chief Financial Officer and principal accounting officer of Woodbridge from May 2008 until the consummation of the Woodbridge Merger during September 2009. Mr. Grelle served as a Partner of Tatum, LLC, an executive services firm, from October 2007 until January 2008 when he joined BFC. From 2003 through October 2007, Mr. Grelle was the founder and principal of a business formation and strategic development consulting firm.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company may be deemed to be controlled by Alan B. Levan, who serves as Chairman, Chief Executive Officer and President of the Company, and John E. Abdo, who serves as Vice Chairman of the Company. Together, Mr. Alan Levan and Mr. Abdo may be deemed to beneficially own shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 71% the Company’s total voting power. See “Security Ownership of Certain Beneficial Owners and Management” below for further information with respect to the share ownership of each of Mr. Alan Levan and Mr. Abdo.

The Company is the controlling shareholder of BBX Capital.  Mr. Alan Levan and Mr. Abdo are each executive officers and directors of BBX Capital, and they served as executive officers and directors of BankAtlantic until July 2012 when BBX Capital sold BankAtlantic to BB&T.  In addition, Jarett S. Levan, the son of Alan B. Levan, is an executive officer and director of the Company and BBX Capital, and he was an executive officer and director of BankAtlantic until its sale to BB&T in July 2012. Further, Seth M. Wise, an executive officer and director of the Company, and John K. Grelle, an executive officer of the Company, were each appointed to serve as an executive officer of BBX Capital during 2012. Mr. Jarett Levan’s total compensation from BBX Capital (including BankAtlantic) was approximately $2,533,759 and $480,893 during the years ended December 31, 2012 and 2011, respectively. In addition, Mr. Jarett Levan received compensation from the Company totaling approximately $1,277,810 and $115,500 for the years ended December 31, 2012 and 2011, respectively. Mr. Wise and Mr. Grelle received compensation from BBX Capital totaling $2,370,571 and $170,654, respectively, for the year ended December 31, 2012.  Mr. Grelle received compensation from the Company totaling $724,698 and $436,120 for the years ended December 31, 2012 and 2011, respectively. See the “Summary Compensation Table” above for information regarding the compensation paid to Mr. Alan Levan, Mr. Abdo and Mr. Wise by the Company, BBX Capital (including BankAtlantic) and, with respect to Mr. Alan Levan and Mr. Abdo, Bluegreen for the years ended December 31, 2012 and 2011.

As described in further detail below, the Company and BBX Capital own 54% and 46%, respectively, of the outstanding equity interests in Woodbridge, which is the sole shareholder of Bluegreen as a result of the consummation of the Bluegreen Merger on April 2, 2013.  Prior to the Bluegreen Merger, the Company,

indirectly through Woodbridge, owned approximately 54% of Bluegreen’s outstanding common stock.  In addition, Mr. Alan Levan and Mr. Abdo served, and continue to serve, as Chairman and Vice Chairman, respectively, of Bluegreen.  The Company also had a direct non-controlling interest in Benihana, and Mr. Alan Levan and Mr. Abdo served as directors of Benihana, in each case until August 2012 when Benihana was acquired by Safflower.

On April 2, 2013, Bluegreen and a wholly owned subsidiary of Woodbridge consummated the Bluegreen Merger, pursuant to which Woodbridge acquired all of the outstanding shares of Bluegreen’s common stock not previously owned by Woodbridge. Pursuant to the terms of the merger agreement between the parties, dated as of November 14, 2012, Bluegreen’s shareholders (other than Woodbridge, whose shares of Bluegreen’s common stock were canceled in connection with the merger without any payment therefor) received consideration of $10.00 in cash for each share of Bluegreen’s common stock that they held at the effective time of the merger, including unvested restricted shares. In addition, each option to acquire shares of Bluegreen’s common stock that was outstanding at the effective time of the merger, whether vested or unvested, was canceled in exchange for the holder’s right to receive the excess, if any, of the $10.00 per share merger consideration over the exercise price per share of the option. The aggregate merger consideration was approximately $149 million.  As a result of the merger, Bluegreen, which was the surviving corporation of the merger, became a wholly owned subsidiary of Woodbridge.

In connection with the financing of the Bluegreen Merger, the Company and Woodbridge entered into a Purchase Agreement with BBX Capital on April 2, 2013 (the “Purchase Agreement”).  Pursuant to the terms of the Purchase Agreement, BBX Capital invested $71.75 million in Woodbridge contemporaneously with the closing of the merger in exchange for a 46% equity interest in Woodbridge. The Company continues to hold the remaining 54% of Woodbridge’s outstanding equity interests. BBX Capital’s investment in Woodbridge consisted of $60 million in cash and a promissory note in Woodbridge’s favor in the principal amount of $11.75 million (the “Note”). The Note has a term of five years, accrues interest at a rate of 5% per annum and provides payments of interest only on a quarterly basis during the term of the Note, with all outstanding amounts being due and payable at the end of the five-year term. In connection with BBX Capital’s investment in Woodbridge, the Company and BBX Capital entered into an Amended and Restated Operating Agreement of Woodbridge, which sets forth the Company’s and BBX Capital’s respective rights as members of Woodbridge and provides for, among other things, unanimity on certain specified “major decisions” and distributions to be made on a pro rata basis in accordance with the Company’s and BBX Capital’s respective percentage equity interests in Woodbridge.

The Company and Bluegreen were previously party to a merger agreement, dated November 11, 2011, which provided for Bluegreen to merge with and into a wholly owned subsidiary of the Company and for Bluegreen’s shareholders (other than Woodbridge and shareholders of Bluegreen who duly exercised appraisal rights in accordance with Massachusetts law) to receive eight shares of the Company’s Class A Common Stock for each share of Bluegreen’s common stock that they hold at the effective time of the merger. The November 2011 merger agreement was conditioned upon, among other things, the listing of the Company’s Class A Common Stock on a national securities exchange at the effective time of the merger.  Due to the inability to satisfy this closing condition, on November 14, 2012, the parties agreed to terminate the November 2011 merger agreement and entered into the cash merger agreement described above.

On May 7, 2013, the Company and BBX Merger Sub, LLC, a newly formed wholly owned subsidiary of the Company (“Merger Sub”), entered into a definitive merger agreement with BBX Capital. The merger agreement provides for BBX Capital to merge with and into Merger Sub, with Merger Sub continuing as the surviving company of the merger and a wholly owned subsidiary of the Company. Under the terms of the merger agreement, BBX Capital’s shareholders (other than the Company and shareholders who exercise and perfect their appraisal rights in accordance with Florida law) will be entitled to receive 5.39 shares of the Company’s Class A Common Stock in exchange for each share of BBX Capital’s Class A Common Stock that they hold at the effective time of the merger (as such exchange ratio may be adjusted in accordance with the terms of the merger agreement, the “Exchange Ratio”).  Each option to acquire shares of BBX Capital’s Class A Common Stock that is outstanding at the effective time of the merger, whether or not then exercisable, will be converted into an option to acquire shares of the Company’s Class A Common Stock and be subject to the same terms and conditions as in effect at the effective time of the merger, except that the number of shares which may be acquired upon exercise of the option will be multiplied by the Exchange Ratio and the exercise price of the option will be divided by the Exchange Ratio. In addition, each share of BBX Capital’s Class A Common Stock subject to a restricted stock award outstanding at the effective time of the merger will be converted into a restricted share of the Company’s Class A Common Stock and be subject to the same terms and conditions as in effect at the effective time of the merger, except that the number of shares subject to the award will be multiplied by the Exchange Ratio.  Consummation of the merger is subject to certain closing conditions, including, without limitation, the approval of the Company’s and BBX Capital’s respective shareholders, the Company’s Class A Common Stock being approved for listing on a national securities exchange (or interdealer quotation system of a registered national securities association) at the effective time of the merger, holders of not more than 10% of BBX Capital’s Common Stock exercising appraisal rights, and the absence of any “Material Adverse Effect” (as defined in the merger agreement) with respect to either the Company or BBX Capital. The Company has agreed in the merger agreement to vote all of the shares of BBX Capital’s Common Stock that it owns in favor of the merger agreement, which would constitute the requisite approval of the merger agreement by BBX Capital’s shareholders under Florida law. The companies currently expect to consummate the merger promptly after all conditions to closing are satisfied.  There is no assurance that the merger will be consummated on the currently contemplated terms or at all. The Company’s shareholders will not be asked to vote on the merger at the Annual Meeting, but instead the Company will hold a special meeting of its shareholders in the future to consider and vote on the merger.

The following table presents information relating to the shared services arrangements  between the Company, BBX Capital (including BankAtlantic) and Bluegreen, and the information technology services agreement between the Company and BBX Capital (including BankAtlantic), for the years ended December 31, 2012 and 2011.

		For the Year Ended December 31, 2012
		BFC	BBX Capital	Bluegreen
Shared service income (expense)	(a)	$1,001	(623)	(378)
Facilities cost and information technology	(b)	$(219)	188	31

		For the Year Ended December 31, 2011
		BFC	BBX Capital	Bluegreen
Shared service income (expense)	(a)	$1,688	(1,292)	(396)
Facilities cost and information technology	(b)	$(410)	359	51

(a)  Pursuant to the terms of shared services agreements between the Company and BBX Capital, prior to BBX Capital’s sale of BankAtlantic to BB&T during July 2012, subsidiaries of the Company provided human resources, risk management, investor relations, executive office administration and other services to BBX Capital.  Subsidiaries of the Company continue to provide risk management and administrative services to BBX Capital.  Subsidiaries of the Company also provide certain risk management and administrative services to Bluegreen. The costs of shared services are allocated based upon the usage of the respective services.

(b)  As part of the shared services arrangement, the Company paid BankAtlantic and Bluegreen for the cost of office facilities utilized by the Company and its shared services operations. The Company also paid BankAtlantic approximately $60,000 and $91,000 for information technology related services for the years ended December 31, 2012 and 2011, respectively, pursuant to a separate agreement.

In June 2010, BBX Capital and BankAtlantic entered into a real estate advisory service agreement with the Company for assistance relating to the work-out of loans and the sale of real estate owned. Under the terms of the agreement, the Company received a monthly fee of $12,500 from each of BankAtlantic and BBX Capital and, if the Company’s efforts resulted in net recoveries of any non-performing loan or the sale of real estate owned, the Company received a fee equal to 1% of the net value recovered. During the years ended

December 31, 2012 and 2011, the Company received an aggregate of $0.3 million and $0.7 million, respectively, of real estate advisory service fees under this agreement.

The above-described agreements between the Company and BankAtlantic were either terminated effective upon the closing of the sale of BankAtlantic to BB&T during July 2012 or were assumed by BB&T for a limited period of time after consummation of the transaction.  As a result of the transaction, these agreements are no longer considered related party transactions.

At December 31, 2011, the Company had cash and cash equivalents accounts at BankAtlantic with a balance of approximately $0.2 million. These accounts were on the same general terms as deposits made by unaffiliated third parties. The Company received nominal interest with respect to these accounts during the year ended December 31, 2011.

In December 2012, the Company entered into an agreement with BBX Capital pursuant to which BBX Capital provides office facilities to the Company at BBX Capital’s and the Company’s principal executive offices.  Under the terms of the agreement, the Company reimburses BBX Capital at cost for certain costs and expenses related to the office facilities provided.  During December 2012, the Company incurred $38,000 of expense under this agreement.

In prior periods, BBX Capital issued options to purchase shares of BBX Capital’s Class A Common Stock to employees of the Company.  Additionally, certain employees of BBX Capital have transferred to affiliate companies, and BBX Capital has elected, in accordance with the terms of BBX Capital’s stock option plans, not to cancel the stock options held by those former employees. BBX Capital from time to time also issues options and restricted stock awards to employees of the Company that perform services for BBX Capital. Expenses relating to all options and restricted stock awards granted by BBX Capital to employees of the Company were approximately $19,000 and $51,000 for the years ended December 31, 2012 and 2011, respectively.  The Company reimbursed BBX Capital for the full amount of these expenses.

There were no options exercised by former employees of BBX Capital during the years ended December 31, 2012 or 2011. During 2012, BBX Capital’s Compensation Committee approved the acceleration of vesting of 7,500 restricted stock awards of BBX Capital’s Class A Common Stock previously issued to non-executive employees of the Company such that they fully vested upon closing of BBX Capital’s sale of BankAtlantic to BB&T during July 2012.  Additionally, options to acquire 4,944 shares of BBX Capital’s Class A Common Stock issued to non-executive employees of the Company were forfeited upon the closing of the BankAtlantic sale.

The Company and BBX Capital utilize certain services of the law firm of Greenspoon Marder, successor to Ruden, McClosky, Smith, Schuster & Russell, P.A. (“Ruden McClosky”). Bruno Di Giulian, a director of BBX Capital, was of counsel to Ruden McClosky until his retirement from the firm in 2006.  From the date of his retirement through October 2011, Mr. Di Giulian was paid approximately $12,000 per year in residual compensation from Ruden McClosky. During the year ended December 31, 2011, the Company and BBX Capital paid fees to Ruden McClosky totaling $19,000 and $250,000, respectively.  Bruno Di Giulian is currently a partner in the law firm of Conrad & Scherer, LLP.  During the year ended December 31, 2012, BBX Capital paid fees to Conrad & Scherer, LLP totaling $286,000 for certain legal services provided by such law firm.

During the years ended December 31, 2012 and 2011, Bluegreen paid a subsidiary of the Company approximately $0.6 million and $0.7 million, respectively, for a variety of management advisory services. In addition, the Company had an agreement with Bluegreen relating to the engagement of different independent registered public accounting firms. Pursuant to this agreement, Bluegreen reimbursed the Company during the years ended December 31, 2012 and 2011 approximately $0.4 million and $0.5 million, respectively, for fees paid by the Company to PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (“PwC”), for services performed at Bluegreen as part of PwC’s annual audit of the Company’s consolidated financial statements. This agreement was terminated in connection with Bluegreen’s decision during October 2012 to engage PwC to serve as its independent registered public accounting firm.

Additionally, during the year ended December 31, 2011, Bluegreen reimbursed the Company approximately $0.1 million for certain expenses incurred in assisting Bluegreen in its efforts to explore additional sources of liquidity.

Beginning in 2009, Bluegreen entered into a land lease with Benihana, which constructed and operates a restaurant on one of Bluegreen’s resort properties. Under the terms of the lease, Bluegreen receives payments from Benihana of approximately $0.1 million annually.

Certain of the Company’s affiliates, including its executive officers, have independently made investments with their own funds in both public and private entities that the Company sponsored in 2001 and in which it holds investments.

COMPENSATION of named executive officers

Summary Compensation Table

The following table sets forth certain summary information concerning compensation which, during the fiscal years ended December 31, 2012 and 2011, the Company, BBX Capital (including BankAtlantic) and Bluegreen paid to or accrued on behalf of the Company’s Chief Executive Officer and each of the next two most highly compensated executive officers of the Company during the fiscal year ended December 31, 2012 (collectively, the “Named Executive Officers”).

								Change in
								Pension Value
								and
								Nonqualified
							Non-equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
Name and				Bonus	Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Source (1)	Year	Salary($)	($)(2)	($)	($)	($)	($)(5)	($)	Total($)
Alan B. Levan,	BFC	2012	978,240	2,200,000	1,463,157(3)	-	-	-	251,709(6)	4,893,106
Chairman of the	BBX	2012	598,741	2,600,000	2,468,053(3)	-	-		2,710	5,669,504
Board, President	BXG	2012	-	-	-	-	-	-	100	100
and Chief Executive			1,576,981	4,800,000	3,931,210	-	-	-	254,519	10,562,710
Officer
	BFC	2011	1,046,712	-	162,000(4)	-	-	-	261,837	1,470,549
	BBX	2011	503,519	-	-	-	-	(19,630)	11,675	495,564
	BXG	2011	-	-	-	-	-	-	100	100
			1,550,231	-	162,000	-	-	(19,630)	273,612	1,966,213

John E. Abdo,	BFC	2012	978,240	2,200,000	1,463,157(3)	-	-	-	306,240(7)	4,947,637
Vice Chairman	BBX	2012	598,741	2,600,000	2,468,053(3)	-	-		-	5,666,794
of the Board	BXG	2012	-	-	-	-	-	-	7,170	7,170
			1,576,981	4,800,000	3,931,210	-	-	-	313,410	10,621,601

	BFC	2011	1,046,712	-	162,000(4)	-	-	-	306,240	1,514,952
	BBX	2011	503,519	-	-	-	-	(8,344)	40	495,215
	BXG	2011	-	-	-	-	-	-	6,351	6,351
			1,550,231	-	162,000	-	-	(8,344)	312,631	2,016,518

Seth M. Wise,	BFC	2012	754,075	425,000	731,579(3)	-	-	-	7,200	1,917,854
Executive	BBX	2012	86,538	1,050,000	1,234,033(3)	-	-	-	-	2,370,571
Vice President	BXG	2012	-	-	-	-	-	-	-	-
			840,613	1,475,000	1,965,612	-	-	-	7,200	4,288,425

	BFC	2011	525,000	-	107,991(4)	-	-	-	7,200	640,191
	BBX	2011	-	-	-	-	-	-	-	-
	BXG	2011	-	-	-	-	-	-	-	-
			525,000	-	107,991	-	-	-	7,200	640,191

(1)  Amounts identified as BFC represent amounts paid or accrued by the Company. Amounts identified as BBX represent amounts paid or accrued by BBX Capital. Amounts identified as BXG represent amounts paid or accrued by Bluegreen.

(2)  Represents discretionary cash bonuses paid to or accrued by the Company or BBX Capital on behalf of the Named Executive Officers during the year ended December 31, 2012, in each case based on a subjective evaluation of their overall performance in areas outside those that can be objectively measured from financial results.  See “Employment Agreements” below for additional information regarding these bonuses.

(3)  Represents the aggregate grant date fair value of the restricted stock awards granted to the Named Executive Officers pursuant to their respective employment agreements with the Company and BBX Capital, as described in further detail under “Employment Agreements” below.  Assumptions used in the calculation of the grant date fair value of these awards are included in Note 23 to the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on April 1, 2013 (the “Form 10-K”).

(4)  Represents the aggregate grant date fair value of the 450,000 restricted shares of the Company’s Class A Common Stock granted to each of Messrs. Levan and Abdo and 299,975 restricted shares of the Company’s Class A Common Stock granted to Mr. Wise during September 2011. The restricted stock awards were granted under the Company’s 2005 Stock Incentive Plan and will cliff vest at the end of the four year service period on September 16, 2015.  Assumptions used in the calculation of the grant date fair value of these awards are included in Note 23 to the Company’s audited financial statements contained in the Form 10-K.

(5)  Represents the decrease in the actuarial present value of accumulated benefits under the Retirement Plan for Employees of BankAtlantic (the “BankAtlantic Retirement Plan”).  BB&T assumed the BankAtlantic Retirement Plan upon its acquisition of BankAtlantic during July 2012.

(6)  Includes $135,567 of life and disability insurance premium payments and $99,925 of perquisites and other benefits, all of which related to his personal use of the Company’s tickets to entertainment and sporting events.

(7)   Represents management fees paid to Abdo Companies, Inc.  Mr. Abdo is the principal shareholder and Chief Executive Officer of Abdo Companies, Inc.

Employment Agreements

Effective September 30, 2012, the Company entered into employment agreements with its executive officers, including each of the Named Executive Officers. Under the terms of their respective employment agreements, each of the Named Executive Officers will receive an annual base salary and be entitled to receive bonus payments under bonus plans established from time to time by the Compensation Committee or otherwise at the discretion of the Compensation Committee. The following table sets forth information regarding the base salary and bonuses paid or payable to the Named Executive Officers under their respective employment agreements.

Named Executive Officer	Base Salary(1)	Employment Agreement Bonus(2)	Annual Bonus Opportunity(3)	2012 Annual Bonus(4)
Alan B. Levan	$ 750,000	$ 700,000	200%	$ 1,500,000
John E. Abdo	$ 750,000	$ 700,000	200%	$ 1,500,000
Seth M. Wise	$ 375,000	$ 125,000	80%	$ 300,000

(1)

Represents the Named Executive Officer’s base salary for the year ended December 31, 2012. The Compensation Committee will review and have the discretion to increase each Named Executive Officer’s base salary on an annual basis. The base salaries may not be decreased without the applicable Named Executive Officer’s written consent.

(2)

Represents a discretionary cash bonus paid to the Named Executive Officer upon execution of his employment agreement based on a subjective evaluation of his overall performance in areas outside those that can be objectively measured from financial results.

(3)

Represents the Named Executive Officer’s bonus opportunity, stated as a percentage of his then-current base salary, for each calendar year during the term of his employment agreement commencing with the year ended December 31, 2012 (hereinafter referred to as the “Annual Bonus”).

(4)

Represents the Named Executive Officer’s Annual Bonus for the year ended December 31, 2012, which represented the full Annual Bonus opportunity and was based on a subjective evaluation of the Named

Executive Officer’s overall performance in areas outside those that can be objectively measured from financial results.

In addition, pursuant to the terms of their respective employment agreements, the Company granted 1,852,097 restricted shares of the Company’s Class A Common Stock to each of Mr. Alan Levan and Mr. Abdo, and 926,049 restricted shares of the Company’s Class A Common Stock to Mr. Wise, in each case under the Company’s 2005 Stock Incentive Plan.  The restricted stock awards are scheduled to vest in four equal annual installments beginning on September 30, 2013, subject to the applicable Named Executive Officer’s continued employment with the Company and certain other terms and conditions of the awards.

The employment agreements also provide that the Compensation Committee will work with an independent compensation consultant and the Company’s executive management team to develop a “carried interest” compensation plan in which the Named Executive Officers will be entitled to participate.

Each employment agreement has an initial term of three years and provides for annual renewal terms unless either the applicable Named Executive Officer or the Company elects for the agreement to expire at the end of the then-current term or the agreement is earlier terminated pursuant to the employment agreement.   Each employment agreement may be terminated by the Company for “Cause” or “Without Cause” or by the Named Executive Officer for “Good Reason” (as such terms are defined in the employment agreement).  If an employment agreement is terminated by the Company for “Cause,” the applicable Named Executive Officer will be entitled to receive his base salary through the date of termination.  If an employment agreement is terminated by the Company “Without Cause” or by the Named Executive Officer for “Good Reason,” the applicable Named Executive Officer will be entitled to receive (i) his base salary through the date of termination, (ii) the prorated portion of the Named Executive Officer’s Annual Bonus (based on the average Annual Bonus paid to him during the prior two fiscal years) through the date of termination and (iii) a severance payment as follows.  Each of Mr. Alan Levan and Mr. Abdo will be entitled to receive a severance payment in an amount equal to 2 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination (or 2.99 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control” (as defined in the employment agreement)). Mr. Wise will be entitled to receive a severance payment in an amount equal to 1.5 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination (or 2 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control”).  In addition, if a Named Executive Officer’s employment agreement is terminated by the Company “Without Cause” or by the Named Executive Officer for “Good Reason,” all incentive stock options and restricted stock awards previously granted to the Named Executive Officer by the Company but not yet vested will immediately accelerate and fully vest as of the termination date, and the Company will be required to provide the Named Executive Officer with continued benefits, including, without limitation, health and life insurance, for the following periods: (i) two years following the year in which the termination occurs (or three years following the year in which the termination occurs, if such termination occurred within two years after a Change in Control), in the case of each of Mr. Alan Levan and Mr. Abdo, and (ii) eighteen months following the year in which the termination occurs (or two years following the year in which the termination occurs, if such termination occurred within two years after a Change in Control), in the case of Mr. Wise.  Each employment agreement will also be terminated upon the Named Executive Officer’s death, in which case the applicable Named Executive Officer’s estate will be entitled to receive his base salary through the date of his death and the prorated portion of the Named Executive Officer’s Annual Bonus (based on the average Annual Bonus paid to him during the prior two fiscal years) through the date of his death.

Each Named Executive Officer also agreed in his respective employment agreement to enter into a non-disclosure, non-competition, confidentiality and non-solicitation of customers agreement with the Company on terms acceptable to both the Named Executive Officer and the Company. Entry into such agreement is a condition to the Company’s obligation to make and provide the post-termination payments and benefits described in the preceding paragraph.

Effective September 30, 2012, BBX Capital entered into employment agreements with certain of its executive officers, including each of the Named Executive Officers. The terms of the Named Executive Officers’ respective employment agreements with BBX Capital are substantially the same as those described above with respect to their employment agreements with the Company, except for the bonus amounts paid to the Named Executive Officers and the amount of restricted stock awards granted to the Named Executive Officers.  Each of Mr. Alan Levan and Mr. Abdo received a bonus of $1,100,000 upon entry into his employment agreement with BBX

Capital and was granted 376,802 restricted shares of BBX Capital’s Class A Common Stock. Mr. Wise received a bonus of $750,000 upon entry into his employment agreement with BBX Capital and was granted 188,401 restricted shares of BBX Capital’s Class A Common Stock.  In addition, BBX Capital approved Annual Bonus payments for 2012 of $1,500,000 to each of Messrs. Levan and Abdo and $300,000 to Mr. Wise, which in each case represents the full Annual Bonus opportunity and was based on a subjective evaluation of the Named Executive Officer’s overall performance in areas outside those that can be objectively measured from financial results.

            The compensation paid by the Company and BBX Capital for the year ended December 31, 2012 to the Named Executive Officers pursuant to their respective employment agreements does not constitute “performance-based compensation” exempt from the $1,000,000 deduction limit of Section 162(m) of the Code.

Payments Related to the BankAtlantic Sale

In connection with the sale of BankAtlantic to BB&T during July 2012 each of Messrs. Levan and Abdo received $1,500,000 from BB&T in exchange for his entry into a three-year non-competition and employee non-solicitation agreement in favor of BB&T with terms consistent with the restrictive covenants applicable to BBX Capital under the stock purchase agreement between BBX Capital and BB&T.  In addition, Mr. Levan, and Mr. Abdo may receive an additional payment totaling $2,145,179 and $2,123,194, respectively, in connection with BBX Capital’s sale of BankAtlantic.  Each of these amounts represents 2.99 times the average annual salary and bonus paid by BBX Capital and BankAtlantic to the Named Executive Officer for the years ended December 31, 2008, 2009 and 2010, and will be paid by BBX Capital and reimbursed by BB&T only upon the receipt of all required regulatory approvals.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers as of December 31, 2012.

	Option Awards								Stock Awards
													Equity
												Equity	Incentive
					Equity							Incentive	Plan Awards
					Incentive							Plan Awards	Market or
					Plan Awards:						Market	Number of	Payout Value
	Number of		Number of		Number of				Number of		Value of	Unearned	or Unearned
	Securities		Securities		Securities				Shares or		Shares or	Share, Units	Shares, Units
	Underlying		Underlying		Underlying				Units of		Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option		Option	Stock that		Stock that	Rights that	Rights that
	Options		Options		Unearned	Exercise		Expiration	have not		have not	have not	have not
Name	Exercisable		Unexercisable		Options	Price		Date	Vested		Vested	Vested	Vested
Alan B. Levan	210,579	(1) (3)	-		N/A	$ 0.41	(9)	2/7/2013
	93,750	(1) (4)	-			$ 0.41	(9)	7/28/2014
	114,510	(2) (5)	38,170	(2) (5)		$ 0.41		9/21/2014
	75,000	(2) (6)	-			$ 0.41	(9)	7/11/2015
	75,000	(2) (7)	-			$ 0.41	(9)	6/5/2016
	75,000	(2) (8)	-			$ 0.41	(9)	6/4/2017
									450,000	(10)	$ 567,000	N/A	N/A
									1,852,097	(11)	$ 2,333,642	N/A	N/A

John E. Abdo	210,579	(1) (3)	-		N/A	$ 0.41	(9)	2/7/2013
	93,750	(1) (4)	-			$ 0.41	(9)	7/28/2014
	140,535	(2) (5)	46,845	(2) (5)		$ 0.41		9/21/2014
	75,000	(2) (6)	-			$ 0.41	(9)	7/11/2015
	75,000	(2) (7)	-			$ 0.41	(9)	6/5/2016
	75,000	(2) (8)	-			$ 0.41	(9)	6/4/2017
									450,000	(10)	$ 567,000	N/A	N/A
									1,852,097	(11)	$ 2,333,642	N/A	N/A

Seth M. Wise	59,868	(2) (5)	19,956	(2) (5)	N/A	$ 0.41		9/21/2014	299,975	(10)	$ 377,969	N/A	N/A
									926,049	(11)	$ 1,166,822	N/A	N/A

(1)	Represents options to purchase shares of the Company’s Class B Common Stock.
(2)	Represents options to purchase shares of the Company’s Class A Common Stock.
(3)	Vested on February 7, 2008.
(4)	Vested on July 28, 2009.
(5)	Vesting pro rata over four years, with the first three installments having vested on September 21, 2010, 2011 and 2012.
(6)	Vested on July 11, 2010.
(7)	Vested on June 5, 2011.
(8)	Vested on June 4, 2012.
(9)	Options were re-priced on September 21, 2009 to a new exercise price of $0.41 per share (the closing sales price of BFC’s Class A Common Stock on September 21, 2009).
(10)	Scheduled to vest on September 16, 2015.
(11)	Scheduled to vest in four equal annual installments on September 30, 2013, 2014, 2015 and 2016.

The table below sets forth certain information regarding equity-based awards of Bluegreen held by Messrs. Levan and Abdo as of December 31, 2012. Mr. Wise did not hold any equity-based awards of Bluegreen as of December 31, 2012.

As previously described, in connection with the consummation of the Bluegreen Merger on April 2, 2013, each share of Bluegreen’s common stock that was outstanding at the effective time of the merger (other than shares owned by Woodbridge, which were canceled without any payment therefor) converted into the right to receive the per share merger consideration of $10.00 in cash. In addition, each option to acquire shares of Bluegreen’s common stock that was outstanding at the effective time of the merger, whether exercisable or unexercisable, including those held by Mr. Alan Levan and Mr. Abdo, were canceled in exchange for the holder’s right to receive, with respect to each share subject to the option, the $10.00 per share merger consideration less the exercise price of the option. In addition, each Bluegreen restricted stock award outstanding at the effective time of the merger, including those held by Mr. Alan Levan and Mr. Abdo, converted into the right to receive, with respect to each share of Bluegreen’s common stock then subject to the award, the $10.00 per share merger consideration.

	Option Awards							Stock Awards
Equity
Incentive
					Equity						Equity Incentive	Plan Awards:
					Incentive						Plan Awards:	Market or
					Plan Awards:					Market	Number of	Payout Value
	Number of		Number of		Number of			Number of		Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of		Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option	Option	Stock That		Stock That	Rights That	Rights That
	Options(1)		Options(1)		Unearned	Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
Name	Exercisable		Unexercisable		Options	Price	Date	Vested		Vested	Vested	Vested

Alan B. Levan	50,000	(1)(6)	-		-	$ 18.36	7/20/2015	-		-	-	-
	50,000	(2)(6)	-		-	$ 12.07	7/19/2016	-		-	-	-
	50,000	(3)(6)	-		-	$ 11.98	7/18/2017	-		-	-	-
	-		71,000	(4)(7)	-	$ 7.50	5/21/2015	-		-	-	-
	-		50,000	(4)(8)	-	$ 9.31	5/21/2018	-		-	-	-
								71,000	(4)(9)	$ 665,980	-	-

John E. Abdo	50,000	(1)(6)	-		-	$ 18.36	7/20/2015	-		-	-	-
	50,000	(2)(6)	-		-	$ 12.07	7/19/2016	-		-	-	-
	50,000	(3)(6)	-		-	$ 11.98	7/18/2017	-		-	-	-
	-		71,000	(4)(7)	-	$ 7.50	5/21/2015	-		-	-	-
	-		50,000	(4)(8)	-	$ 9.31	5/21/2018	-		-	-	-
								71,000	(4)(9)	$ 665,980	-	-

(1)	Vested on July 20, 2005.
(2)	Vested on July 19, 2011.
(3)	Vested on July 18, 2012.
(4)	These options and restricted shares were scheduled to vest on May 21, 2013 (subject to earlier vesting under certain circumstances).
(5)	These options were scheduled to vest on May 21, 2013.
(6)

Because the exercise prices of these options were greater than $10.00 per share, these options were canceled in connection with the consummation of the Bluegreen Merger on April 2, 2013 without any consideration therefor.

(7)

These options were canceled in connection with the consummation of the Bluegreen Merger on April 2, 2013, with Mr. Alan Levan and Mr. Abdo each receiving a total cash payment of $177,500 in exchange for the options (calculated by multiplying the 71,000 shares subject to the options by $2.50 per share, which is the difference between the $10.00 per share merger consideration and the $7.50 per share exercise price of the options).

(8)

These options were canceled in connection with the consummation of the Bluegreen Merger on April 2, 2013, with Mr. Alan Levan and Mr. Abdo each receiving a total cash payment of $34,500 in exchange for the options (calculated by multiplying the 50,000 shares subject to the options by $0.69 per share, which is the difference between the $10.00 per share merger consideration and the $9.31 per share exercise price of the options).

(9)

These restricted shares were canceled in connection with the consummation of the Bluegreen Merger on April 2, 2013, with Mr. Alan Levan and Mr. Abdo each receiving a total cash payment of $710,000 in exchange for the restricted shares (calculated by multiplying the 71,000 restricted shares by the $10.00 per share merger consideration).

The following table sets forth certain information regarding equity-based awards of BBX Capital held by the Named Executive Officers as of December 31, 2012.

	Option Awards					Stock Awards
Equity
Incentive
			Equity					Equity Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options(1)	Options	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested

Alan B. Levan	3,135(2)			$ 185.26	3/31/2013
	2,400(3)			$ 455.00	7/5/2014
	2,400(4)			$ 475.50	7/11/2015
						25,000	$167,500(5)	N/A	N/A
						376,802	$2,524,573(6)	N/A	N/A

John E. Abdo	2,090(2)			$ 185.26	3/31/2013
	1,600(3)			$ 455.00	7/5/2014
	1.600(4)			$ 475.50	7/11/2015
						25,000	$167,500(5)	N/A	N/A
						376,802	$2,524,573(6)	N/A	N/A

Seth Wise	523(2)			$ 185.26	3/31/2013
	200(3)			$ 455.00	7/5/2014
						188,401	$1,262,287(6)	N/A	N/A

(1) All options are to purchase shares of BBX Capital’s Class A Common Stock.
(2) Vested on March 31, 2008.
(3) Vested on July 6, 2009.
(4) Vested on July 12, 2010.

(5)  Vesting pro-rata over four years, with the first two installments having vested on February 23, 2011 and 2012.  Includes 12,500 shares for each of Mr. Levan and Mr. Abdo which vested with the third installment on February 23, 2013.

(6) Vesting pro-rata over four years beginning on September 30, 2013.

Potential Payments upon Termination or Change in Control

            See “Employment Agreements” above for information regarding payments to which the Named Executive Officers may be entitled to receive from the Company and BBX Capital in connection with their resignation, retirement or other termination, including following a change in control of the applicable company.

PROPOSAL NO. 2 - NON-BINDING ADVISORY VOTE ON

NAMED EXECUTIVE OFFICER COMPENSATION (SAY ON PAY)

Pursuant to Section 14A of the Exchange Act and the rules and regulations promulgated thereunder, the Company’s shareholders will be asked at the Annual Meeting to vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers (sometimes hereinafter referred to as the “Say on Pay Proposal”).

The vote on the Say on Pay Proposal gives the Company’s shareholders the opportunity to express their views on the compensation paid to the Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers as disclosed in this Proxy Statement. You are urged to read the “Compensation of Named Executive Officers” section of this Proxy Statement for details regarding the compensation paid to the Named Executive Officers during 2012 and other information with respect to their compensation for services on behalf of the Company.

The Board believes that the Company’s compensation program for its executive officers, including the Named Executive Officers, is appropriately based upon the Company’s performance, the performance and level of responsibility of the executive officer and the market generally with respect to executive officer compensation.  The Board also believes that the Company’s executive compensation program effectively aligns the interests of the Company’s executive officers with those of the Company’s shareholders by compensating the executive officers in a manner designed to advance both the short-and long-term interests of the Company and its shareholders. As a result, the Board recommends that the Company’s shareholders indicate their support for the compensation of the Named Executive Officers by approving the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Shareholders may vote “FOR,” “AGAINST” or abstain from voting on the Say on Pay Proposal. The vote on the Say on Pay Proposal will be approved by the shareholders if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal.  Abstentions and failures to vote will not have any impact on the proposal.

The vote on the Say on Pay Proposal is advisory only and will not be binding upon the Company, the Board or the Compensation Committee. However, the Board and Compensation Committee appreciate the opinions that the Company’s shareholders express in their votes and will consider the outcome of the vote in connection with future executive compensation arrangements.

The Board of Directors Unanimously Recommends that Shareholders

Vote “For” the Say on Pay Proposal.

PROPOSAL NO. 3 - NON-BINDING ADVISORY VOTE ON

THE FREQUENCY OF THE SAY ON PAY VOTE (SAY ON FREQUENCY)

Pursuant to Section 14A of the Exchange Act and the rules and regulations promulgated thereunder, the Company’s shareholders will also be asked at the Annual Meeting to vote, on a non-binding advisory basis, on whether the shareholders’ advisory vote on the Say on Pay Proposal should be held every year, every other year or every three years (sometimes hereinafter referred to as the “Say on Frequency Proposal”).

After careful consideration of the frequency alternatives, the Board believes that the Say on Pay Proposal should be presented to a vote of the Company’s shareholders every three years. As discussed above, the Board believes that the Company’s executive compensation program is designed to provide compensation that is commensurate and aligned with the performance of the Company and the executives, and advances both the short- and long-term interests of the Company and its shareholders. In addition, the Board believes a three-year period will allow the Company’s shareholders to better judge the Company’s executive compensation program in relation to performance over time. The Board further believes that giving the Company’s shareholders the right to cast an advisory vote on the Say on Pay Proposal every three years will provide the Board with sufficient time to thoughtfully consider shareholder input, including voting results, and to effectively implement any changes to the Company’s executive compensation program it deems appropriate.

Shareholders will not be voting to specifically approve or disapprove the Board’s recommendation that the Say on Pay Proposal be presented for an advisory vote of the Company’s shareholders every three years.  Rather, shareholders may choose among four options with respect to the Say on Frequency Proposal.  They may vote for the Say on Pay Proposal to be presented for an advisory vote of the Company’s shareholders “EVERY YEAR,” “EVERY OTHER YEAR” OR “EVERY THREE YEARS,” or they may abstain from voting on the Say on Frequency Proposal.  The frequency that receives the highest number of votes cast by shareholders will be the frequency that has been selected by the shareholders. Abstentions and failures to vote will not have any impact on the proposal.

The vote on the Say on Frequency Proposal is advisory only and will not be binding upon the Company or the Board, and the Board may decide that it is in the best interests of the Company and its shareholders to hold future advisory votes on the Say on Pay Proposal more or less frequently than the option selected by the shareholders. However, the Board appreciates the opinions that the Company’s shareholders express in their votes and will consider the outcome of the vote when establishing the frequency of future advisory votes on the Say on Pay Proposal.

The Board of Directors Unanimously Recommends that Shareholders Vote for the

Non-Binding Advisory Vote on the Say on Pay Proposal to be Held “Every Three Years.”

DIRECTOR COMPENSATION

The Company’s Compensation Committee recommends director compensation to the full Board of Directors based on factors it considers appropriate and based on the recommendations of management. Each director of the Company who is not also an employee of the Company, BBX Capital or Bluegreen (each, a “non-employee director”) currently receives an annual cash retainer of $70,000 annually for his service on the Company’s Board of Directors. In addition to compensation for their service on the Board of Directors, the Company pays compensation to its non-employee directors for their service on the Board’s committees. The Chairman of the Audit Committee receives an annual cash retainer of $15,000. All other members of the Audit Committee receive annual cash retainers of $10,000. The Chairman of the Compensation Committee, Nominating/Corporate Governance Committee and Investment Committee each receive an annual cash retainer of $3,500. Other than the Chairman, members of the Compensation Committee, Nominating/Corporate Governance Committee and Investment Committee do not currently receive additional compensation for their service on those committees.

Director Compensation Table-2012

The following table sets forth certain information regarding the compensation paid to each individual who served as a non-employee director of the Company during the year ended December 31, 2012 in consideration for their service on the Board and its committees during such year:

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid			Incentive	Deferred	All
	in	Stock	Option	Plan	Compensation	Other
	Cash	Awards(2)	Awards(2)	Compensation	Earnings	Compensation	Total
D. Keith Cobb (1)	$73,500	-	-	-	-	-	$73,500
Darwin Dornbush	70,000	-	-	-	-	-	70,000
Oscar Holzmann	83,500	-	-	-	-	-	83,500
Alan J. Levy	70,000	-	-	-	-	-	70,000
Joel Levy	85,000	-	-	-	-	-	85,000
William Nicholson	80,000	-	-	-	-	-	80,000
Neil Sterling	73,500	-	-	-	-	-	73,500

(1)  During 2012, Mr. D. Keith Cobb also received compensation of $90,000 in consideration for his service as a member of BBX Capital’s Board of Directors and as Chairman of its Audit Committee.  Effective April 3, 2013, Mr. Cobb resigned from the Board of Directors of the Company and BBX Capital.  Following his resignation, Mr. Cobb entered into a consulting agreement with the Company and BBX Capital, effective May 1, 2013, pursuant to which Mr. Cobb agreed to provide certain services to the Company and BBX Capital and Mr. Cobb will receive a consulting fee from the Company and BBX Capital in the aggregate amount of $5,000 per month.

(2)   The following table sets forth the aggregate number of stock options held by each of the non-employee directors as of December 31, 2012.  None of the non-employee directors held any shares of restricted stock of the Company as of December 31, 2012.

	Stock
Name	Options
D. Keith Cobb	6,250	(b)
Darwin Dornbush	14,876	(a)
Oscar Holzmann	171,513	(c)
Alan J. Levy	9,577	(a)
Joel Levy	39,686	(a)
William Nicholson	65,357	(a)
Neil Sterling	171,513	(c)

(a) Represents options to purchase shares of Class A Common Stock.
(b) Represents options to purchase shares of Class B Common Stock.

(c)   Represents options to purchase shares of Class A Common Stock and Class B Common Stock as follows:  Mr. Holzmann - 151,223 shares of Class A Common Stock and 20,290 shares of Class B Common Stock; and Mr. Sterling - 151,223 shares of Class A Common Stock and 20,290 shares of Class B Common Stock.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates the Report by reference therein.

The charter of the Audit Committee sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Board of Directors and shareholders.  These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management and internal auditors, as well as with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (“PwC”).  The Audit Committee discussed with the Company’s internal auditors and PwC the overall scope and plans for their respective audits and met with the internal auditors and PwC, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters.  The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2012 with management and PwC prior to the filing with the SEC of the Company’s Annual Report on Form 10-K for such year.

Management has primary responsibility for the Company’s financial statements and the overall financial reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it.  The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with PwC the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with PwC its independence from the Company. When considering PwC’s independence, the Audit Committee considered whether PwC’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining PwC’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2012 be included in the Company’s Annual Report on Form 10-K for such year.

Submitted by the Members of the Audit Committee:

Joel Levy, Chairman

Oscar Holzmann

William Nicholson

Fees to Independent Registered public Accounting Firm

for THE YEARS ENDED dECEMBER 31, 2012 and 2011

PricewaterhouseCoopers LLP served as the independent registered certified public accounting firm for the Company and BBX Capital for 2012 and 2011.  PwC also served as the independent registered certified public accounting firm for Bluegreen for 2012. The following table presents fees for professional services rendered by PwC for the audit of each company’s annual financial statements for 2012 and, with respect to the Company and BBX Capital, 2011.  The table also presents fees billed for audit-related services, tax services and all other services rendered by PwC for the applicable years.

	2012	2011
	(in thousands)	(in thousands)
BFC Financial Corporation
Audit fees (1)	$428	$1,204
Audit - related fees	-	-
Tax fees	-	-
All other fees (3)	163	107

Bluegreen
Audit fees (1)	$885	$-
Audit - related fees (4)	165	-
Tax fees	-	-
All other fees	-	-

BBX Capital
Audit fees (1)	$1,031	$1,657
Audit - related fees (2)	25	23
Tax fees	-	-
All other fees (3)	27	2

(1)  Includes fees for services related to each company’s respective annual financial statement audits, annual audits of each company’s effectiveness of internal control over financial reporting and the review of quarterly financial statements included in each company’s quarterly reports on Form 10-Q. The 2011 amount for the Company also includes fees paid or accrued by the Company in the amount of $483,000 related to procedures performed by PwC at Bluegreen as part of PwC’s annual audit of the Company’s financial statements.  Bluegreen reimbursed the Company for approximately $416,394 of such fees pursuant to the previously described agreement between the Company and Bluegreen relating to their engagement of different registered public accounting firms prior to Bluegreen’s engagement of PwC as its independent registered public accounting firm during October 2012.  In addition, the 2012 and 2011 amounts for the Company include approximately $16,000 and $54,000, respectively, related to the previously disclosed recast of the Company’s consolidated financial statements for the years ended December 31, 2011 and 2010.

(2)  Includes fees related to information statements and other reports filed by BBX Capital with the SEC in connection with its sale of BankAtlantic.

(3) The 2012 and 2011 amounts for the Company represent fees paid by the Company in connection with the Registration Statement on Form S-4 relating to the stock-for-stock merger transaction which was contemplated by the November 11, 2011 merger agreement between the Company and Bluegreen, as described in further detail in “Certain Relationships and Related Transactions” above. The amounts for BBX Capital include, for 2012 and 2011, a one year licensing fee to access PwC’s accounting research software services and, for 2012, expenses related to the action brought by the SEC against BBX Capital and its Chairman, as described in the “Legal Proceedings” section of the Form 10-K.

(4)  Includes $95,000 for the financial statement audit of one of Bluegreen’s subsidiaries, with the balance relating primarily to the audit of Bluegreen’s 401(k) Plan and agreed-upon procedures related to Bluegreen’s servicing of its notes receivable portfolio.

All audit-related services and other services set forth above were pre-approved by the respective company’s Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of PwC’s independence in the conduct of its auditing functions.

Under its charter, the Company’s Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the Company’s independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform any non-audit services prohibited by law or regulation. Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent registered public accounting firm and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements involving projected fees of $10,000 or less on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting. Engagements involving projected fees of more than $10,000 may only be pre-approved by the full Audit Committee at a regular or special meeting of the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth, as of May 24, 2013, certain information as to the Company’s Class A Common Stock and Class B Common Stock beneficially owned by persons known by the Company to own in excess of 5% of the outstanding shares of such stock. In addition, this table includes the outstanding securities beneficially owned by (i) each Named Executive Officer, (ii) each of the Company’s directors and (iii) the Company’s directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Class A Common Stock or Class B Common Stock as of May 24, 2013. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Class A Common Stock or Class B Common Stock which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after May 24, 2013. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Class A	Class B	Percent of	Percent of
		Common Stock	Common Stock	Class A	Class B
Name of Beneficial Owner	Notes	Ownership	Ownership	Stock	Stock
I.R.E. Properties, Inc.	(1,2,4,5,12)	4,662,929	561,017	7.4%	7.7%
Alan B. Levan	(1,2,3,4,5,6,8,12)	8,090,975	3,247,431	15.3%	43.9%
John E. Abdo	(1,2,3,4,6,12)	4,193,491	3,273,797	10.1%	44.2%
Seth M. Wise	(2,3,7,12)	364,874	-	*	0.0%
Jarett S. Levan	(2,8,12)	123,253	-	*	0.0%
Darwin Dornbush	(2,3,12)	46,368	-	*	0.0%
Oscar Holzmann	(1,2,3,12)	164,361	20,290	*	*
Alan J. Levy	(2,3,12)	49,388	-	*	0.0%
Joel Levy	(2,3,12)	51,636	-	*	0.0%
William Nicholson	(2,3,12)	68,971	-	*	0.0%
Neil Sterling	(1,2,3,12)	164,361	20,290	*	*
Dr. Herbert A. Wertheim	(1,9,12)	3,968,157	416,448	6.2%	5.7%
Pennant Capital Management, L.L.C	(10,12)	7,433,850	-	10.6%	0.0%
Howard Dvorkin	(11,12)	3,695,245	-	5.3%	0.0%

All directors and executive officers of the Company
as of May 24, 2013, as a group (11 persons)	(1,2,3,4,5,6,7,8,12)	13,538,178	6,561,808	25.7%	87.4%

*  Less than one percent of class.

(1)  Class B Common Stock is convertible on a share-for-share basis at any time at the beneficial owner’s discretion. However, see footnote 6 below regarding restrictions on Mr. Abdo’s right to convert his shares of Class B Common Stock into shares of Class A Common Stock. The number of shares of Class B Common Stock held by each beneficial owner is not separately included in the “Class A Common Stock Ownership” column, but is included for the purpose of calculating the percent of Class A Common Stock held by each beneficial owner.

(2)  Mailing address is 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.

(3)  Includes shares that may be acquired within 60 days after May 24, 2013 pursuant to the exercise of stock options to purchase shares of Class A Common Stock or Class B Common Stock as follows: Alan B. Levan – 339,510 shares of Class A Common Stock and 93,750 shares of Class B Common Stock;

John E. Abdo – 365,535 shares of Class A Common Stock and 93,750 shares of Class B Common Stock; Seth M. Wise – 59,868 shares of Class A Common Stock; Darwin Dornbush – 11,157 shares of Class A Common Stock; Oscar Holzmann – 151,223 shares of Class A Common Stock and 6,250 shares of Class B Common Stock; Alan J. Levy – 7,182 shares of Class A Common Stock; Joel Levy – 29,764 shares of Class A Common Stock; William Nicholson – 49,017 shares of Class A Common Stock; and Neil Sterling – 151,223 shares of Class A Common Stock and 6,250 shares of Class B Common Stock.

(4)  The Company may be deemed to be controlled by Messrs. Alan Levan and Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of the Company’s Class A Common Stock and Class B Common Stock, including shares that may be acquired pursuant to the exercise of stock options (as set forth in footnote 3 above), representing approximately 71% of the total voting power of the Company.

(5)  Mr. Alan Levan’s holdings include the 4,662,929 shares of Class A Common Stock and 561,017 shares of Class B Common Stock owned directly by I.R.E. Properties, Inc., as well as 1,270,294 shares of Class A Common Stock and 133,314 shares of Class B Common Stock owned directly by Florida Partners Corporation and 1,299,130 shares of Class A Common Stock and 146,865 shares of Class B Common Stock owned directly by Levan Enterprises, Ltd. I.R.E. Properties, Inc. is 100% owned by Levan Enterprises, Ltd., and Levan Enterprises, Ltd. may be deemed to be the controlling shareholder of Florida Partners Corporation. Levan Enterprises, Ltd. is a limited partnership whose sole general partner is Levan General Corp., a corporation 100% owned by Mr. Alan Levan. Mr. Alan Levan’s holdings also include 11,440 shares of Class A Common Stock and 1,200 shares of Class B Common Stock held of record by his wife.

(6)  Messrs. Alan Levan and Abdo have agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company. Additionally, Mr. Abdo has agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock and to obtain the consent of Mr. Alan Levan prior to the conversion of certain of his shares of Class B Common Stock into shares of Class A Common Stock.

(7)  Mr. Wise’s holdings of Class A Common Stock include 247 shares held in his spouse’s IRA which he may be deemed to beneficially own.

(8)  Mr. Alan Levan is the father of Mr. Jarett Levan.

(9)  Dr. Wertheim’s ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the Office of Thrift Supervision (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicates that Dr. Wertheim has no intention to directly or indirectly manage or control the Company. Dr. Wertheim’s mailing address is 191 Leucadendra Drive, Coral Gables, Florida 33156.

(10) Based on the Schedule 13G/A filed with the SEC on February 14, 2013, Pennant Capital Management, L.L.C and its affiliate, Alan Fournier, have shared voting and dispositive power over all such shares, and another affiliate of Pennant Capital Management, L.L.C., Pennant Windward Master Fund, L.P., shares voting and dispositive power over 6,072,490 shares. The mailing address of each of Pennant Capital Management, L.L.C, Alan Fournier and Pennant Windward Master Fund, L.P. is One DeForest Avenue, Suite 200, Summit, New Jersey 07901.

(11) Based on the Schedule 13G filed with the SEC on February 12, 2013, Mr. Dvorkin may be deemed to beneficially own the shares through two companies: YMF, Ltd., a Cayman Islands company, that owns 3,689,845 shares of Class A Common Stock and PITA Ltd., a Cayman Islands company, that owns 5,400 shares of Class A Common Stock and 25,000 shares of Class B Common Stock.  Mr. Dvorkin disclosed in the Schedule 13G that he is the managing director and sole officer of both companies and that he has sole voting and dispositive power over all of the shares of Class A Common Stock and Class B Common Stock owned by the companies.  Mr. Dvorkin’s mailing address is 7809 Galleon Court, Parkland, Florida 33067.

(12) Pursuant to the instructions to Item 403 of Regulation S-K, the total number of outstanding shares of Class A Common Stock for purposes of calculating the percentage beneficial ownership interest of each person or group does not include 5,556,292 shares of Class A Common Stock, which represents approximately 7% of the total number of outstanding shares of such stock, underlying unvested restricted stock awards as to which the Company’s Compensation Committee has sole voting power and the award recipients do not have voting or investment power.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those described in this Proxy Statement which may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON JULY 9, 2013

            This Proxy Statement (including forms of the accompanying proxy cards) and the Company’s Annual Report to Shareholders for the year ended December 31, 2012 are available at www.edocumentview.com/bfcf_mtg.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2012. A representative of PwC is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

Ernst & Young LLP (“E&Y”) served as Bluegreen’s independent registered public accounting firm for the years ended December 31, 2011 and 2010.  Because Bluegreen’s results and financial condition are consolidated into the Company’s financial statements, in PwC’s audit reports on the Company’s consolidated financial statements for the years ended December 31, 2011 and 2010, PwC relied on the reports of E&Y for such years with respect to its audits of Bluegreen’s financial statements and internal control over financial reporting.  In addition, PwC performed certain review procedures at Bluegreen in connection with PwC’s annual audits of the Company’s consolidated financial statements.

On October 17, 2012, after consideration of the foregoing factors and the reasons for Bluegreen using the same independent registered public accounting firm as the Company, the Audit Committee of Bluegreen’s Board of Directors approved the engagement of PwC as Bluegreen’s independent registered public accounting firm for the fiscal year ended December 31, 2012.  At the same meeting, Bluegreen’s Audit Committee approved the dismissal of E&Y as Bluegreen’s independent registered public accounting firm, effective immediately. In its public filings with the SEC, Bluegreen disclosed the following information with respect to its change of independent registered public accounting firms:

•

The audit reports of E&Y on Bluegreen’s financial statements for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, nor was either of such reports qualified or modified as to uncertainty, audit scope or accounting principles, except for the modifications due to the adoption of ASC 860 and 810 on January 1, 2010.

•

During the years ended December 31, 2011 and 2010 and the interim period from January 1, 2012 through October 17, 2012: (i) Bluegreen had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports; and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

•

During the years ended December 31, 2011 and 2010 and the interim period from January 1, 2012 through October 17, 2012, Bluegreen did not consult with PwC regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Bluegreen’s financial statements; or (ii) any matter that was the subject of either a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is

•

defined in Item 304(a)(1)(v) of Regulation S-K. Bluegreen did note, however, that as described above, PwC, in its capacity as the Company’s independent registered public accounting firm, performed certain review procedures at Bluegreen as part of PwC’s annual audits of the Company’s consolidated financial statements for the years ended December 31, 2011 and 2010, and PwC provided accounting and related services to the Company in connection with the then-proposed stock-for-stock merger between the Company and Bluegreen.

ADDITIONAL INFORMATION

“Householding” of Proxy Material.  The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or AST, the Company’s transfer agent, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you are the record holder of your shares. You can notify AST by calling 800-937-5449 or by sending a written request to American Stock Transfer & Trust Company, LLC, 59 Maiden Lane — Plaza Level, New York, NY 10038, Attn: Marianela Patterson.

Advance Notice Procedures.  Under the Company’s Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the annual meeting of shareholders or is otherwise brought before the annual meeting of shareholders by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Company’s Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders.  However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of the proposed business must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders.  For the Company’s 2014 Annual Meeting of Shareholders, the Company must receive written notice of proposed business from a shareholder (i) between March 11, 2014 and April 10, 2014 or (ii) if the Company’s 2014 Annual Meeting of Shareholders is held more than 30 days before or after July 9, 2014, within ten days after the Company first mails notice of or publicly discloses the date of the meeting. In addition, any shareholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within the applicable time period set forth above and comply with the information requirements in the Company’s Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement relating to the 2014 Annual Meeting of Shareholders.

Shareholder Proposals for the 2014 Annual Meeting of Shareholders.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s 2014 Annual Meeting of Shareholders may do so by following the procedures relating to shareholder proposals set forth in the rules and regulations promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s principal executive offices by February 12, 2014 (or such other date as specified in a report filed by the Company under the Exchange Act).

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman of the Board
June 12, 2013

BFC FINANCIAL CORPORATION

Form of Proxy

Class A Common Stock

ANNUAL MEETING OF SHAREHOLDERS OF

BFC FINANCIAL CORPORATION

JULY 9, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John K. Grelle and Amerisa G. Kornblum, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BFC Financial Corporation held of record by the undersigned as of the close of business on May 24, 2013 at the Annual Meeting of Shareholders to be held on July 9, 2013 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL EXCEPT FOR AGAINST ABSTAIN	EVERY YEAR EVERY OTHER YEAR ABSTAIN

1.  The election of ten directors, each for a term expiring at the Company’s 2014 Annual Meeting of Shareholders.

NOMINEES:

Alan B. Levan

John E. Abdo

Darwin Dornbush

Oscar Holzmann

Jarett S. Levan

Alan J. Levy

Joel Levy

William Nicholson

Neil Sterling

Seth M. Wise

[  ]   FOR ALL NOMINEES

[  ]  WITHHOLD AUTHORITY

       FOR ALL NOMINEES

[  ]   FOR ALL EXCEPT

       (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee's name(s) below.

____________________________

____________________________

2. Non-binding advisory vote to approve Named Executive Officer compensation.

[  ]     FOR

[  ]     AGAINST

[  ]     ABSTAIN

3. Non-binding advisory vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation.

[  ]     EVERY YEAR

[  ]     EVERY OTHER YEAR

[  ]     EVERY THREE YEARS

[  ]     ABSTAIN

4. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND FOR THE SELECTION OF “EVERY THREE YEARS” WITH RESPECT TO PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark box if you plan to attend this meeting.  [  ]

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method. [  ]

Signature of Shareholder:______________________ Date:_______ Signature of Shareholder:_____________________________ Date: ______

NOTE:  Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BFC FINANCIAL CORPORATION

Form of Proxy

Class B Common Stock

ANNUAL MEETING OF SHAREHOLDERS OF

BFC FINANCIAL CORPORATION

JULY 9, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John K. Grelle and Amerisa G. Kornblum, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class B Common Stock of BFC Financial Corporation held of record by the undersigned as of the close of business on May 24, 2013 at the Annual Meeting of Shareholders to be held on July 9, 2013 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL EXCEPT FOR AGAINST ABSTAIN	EVERY YEAR EVERY OTHER YEAR ABSTAIN

1.  The election of ten directors, each for a term expiring at the Company’s 2014 Annual Meeting of Shareholders.

NOMINEES:

Alan B. Levan

John E. Abdo

Darwin Dornbush

Oscar Holzmann

Jarett S. Levan

Alan J. Levy

Joel Levy

William Nicholson

Neil Sterling

Seth M. Wise

[  ]  FOR ALL NOMINEES

[  ]  WITHHOLD AUTHORITY

       FOR ALL NOMINEES

[  ]  FOR ALL EXCEPT

      (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee's name(s) below.

____________________________

____________________________

2. Non-binding advisory vote to approve Named Executive Officer compensation.

[  ]     FOR

[  ]     AGAINST

[  ]     ABSTAIN

3. Non-binding advisory vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation.

[  ]     EVERY YEAR

[  ]     EVERY OTHER YEAR

[  ]     EVERY THREE YEARS

[  ]     ABSTAIN

4. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND FOR THE SELECTION OF “EVERY THREE YEARS” WITH RESPECT TO PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark box if you plan to attend this meeting.  [  ]

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method. [  ]

Signature of Shareholder:______________________ Date:_______ Signature of Shareholder:_____________________________ Date: ______

NOTE:  Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.